Exhibit 99.1

Press Release

For Release, 09:10AM ET November 6, 2024

Neonode Reports Quarter Ended September 30, 2024 Financial Results

STOCKHOLM, SWEDEN, November 6, 2024 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today reported financial results for the three and nine months ended September 30, 2024. The financial results relate to continuing operations, which means Neonode’s licensing business as the products business has been reclassified to discontinued operations, following the decision in Q4 2023 to focus solely on the Company’s licensing business.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024

●	Revenues from continuing operations of $0.8 million, a decrease of 0.2% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $2.0 million, a decrease of 2.7% compared to the same period in the prior year.

●	Net loss from continuing operations of $1.0 million, or $0.07 per share, compared to $1.1 million, or $0.07 per share, for the same period in the prior year.

●	Cash used by operations of $1.3 million compared to $1.8 million for the same period in the prior year.

●	Cash and accounts receivable of $18.6 million as of September 30, 2024 compared to $17.1 million as of December 31, 2023.

FINANCIAL SUMMARY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

●	Revenue from continuing operations of $2.5 million, a decrease of 21.0% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $7.2 million, an increase of 2.9% compared to the same period in the prior year.

●	Net loss from continuing operations of $4.4 million, or $0.28 per share, compared to $3.5 million, or $0.22 per share, for the same period in the prior year.

●	Cash used by operations of $4.4 million compared to $4.1 million for the same period in the prior year.

BUSINESS HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

●	Several ongoing discussions with potential customers regarding Touch Sensor Module (“TSM”) technology and the MultiSensing® platform.

●	TSM technology agreement with NEXTY Electronics, an electronics-trading company within the Toyota Tsusho Group, for sensor development and manufacturing of the next-generation amusement machines for a leading manufacturer in Japan’s amusement market.

●	TSM technology agreement with YesAR to develop and build holographic infotainment solutions for its customers in the automotive and elevator segments, as well as other market segments.

“Our revenues from the continuing licensing business decreased in the third quarter of 2024 compared to the same quarter last year. However, non-recurring engineering revenues related to our new lines of business increased and were mainly attributable to the driver monitoring system (“DMS”) project with the original equipment manufacturer (“OEM”) of commercial vehicles customer that we announced at the end of last year. Licensing revenues from legacy customers within printer and passenger car touch applications decreased compared to the same quarter last year, mainly due to lower demand for their products. Cash used by operations decreased in the third quarter 2024 compared to the same quarter last year, as we discontinued component purchases after phasing out TSM manufacturing,” said Fredrik Nihlén, Neonode’s interim President and CEO and CFO.

“We remain positive toward the prospects of generating new projects and business with our driver and in-cabin monitoring solutions, which continue to generate positive attention from OEMs and suppliers to the automotive industry. Our flexible and scalable approach to driver and in-cabin monitoring presents manufacturers and their suppliers with a cost-effective and efficient platform for securing compliance and automotive innovation for years to come. We also see a growing market interest in licensing our cost-effective and proven touch interaction solutions,” concluded Mr. Nihlén.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED SEPTEMBER 30, 2024

Revenues from continuing operations for the quarter ended September 30, 2024 were $0.8 million, a 0.2% decrease compared to the same period in 2023. License revenues were $0.7 million, a decrease of 12.6% compared to the same period in 2023. The decrease was mainly due to lower demand for our legacy customers products within printer and passenger car touch applications offset by revenues from our new licensing customers.

Revenues from non-recurring engineering for the third quarter of 2024 were $0.1 million, a 2,575.0% increase compared to the same period in 2023, mainly attributable to the DMS project with the commercial vehicle OEM customer that was announced at the end of 2023.

Our operating expenses from continuing operations decreased by 2.7% for the third quarter of 2024 compared to the same period in 2023, primarily due to lower payroll and related costs offset by higher professional fees and advertising costs.

Net loss from continuing operations for the third quarter of 2024 was $1.0 million, or $0.07 per share, compared to a net loss of $1.1 million, or $0.07 per share for the same period in 2023.

Cash used by operations was $1.3 million in the third quarter of 2024 compared to $1.8 million for the same period in 2023. The decrease was primarily due to the absence of component purchases following the phaseout of TSM manufacturing.

Cash and accounts receivable totaled $18.6 million and working capital for continuing operations was $17.7 million as of September 30, 2024, compared to $16.1 million and $16.8 million as of December 31, 2023, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

Interim President and Chief Executive Officer and Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The Company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the Company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$17,599	$16,155
Accounts receivable and unbilled revenues, net	840	652
Inventory	-	-
Prepaid expenses and other current assets	760	891
Current assets of discontinued operations	364	922
Total current assets	19,563	18,620

Property and equipment, net	77	110
Operating lease right-of-use assets, net	-	-
Noncurrent assets of discontinued operations	-	284
Total assets	$19,640	$19,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$212	$400
Accrued payroll and employee benefits	1,115	855
Accrued expenses	142	309
Contract liabilities	25	2
Current portion of finance lease obligations	4	8
Current portion of operating lease obligations	-	-
Current liabilities of discontinued operations	142	258
Total current liabilities	1,640	1,832

Finance lease obligations, net of current portion	-	2
Noncurrent liabilities of discontinued operations	-	17
Total liabilities	1,640	1,851

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 15,359,481 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	17	15
Additional paid-in capital	240,955	235,158
Accumulated other comprehensive loss	(492)	(396)
Accumulated deficit	(222,480)	(217,614)
Total stockholders’ equity	18,000	17,163
Total liabilities and stockholders’ equity	$19,640	$19,014

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues:
License fees	$731	$836	$2,118	$3,078
Non-recurring engineering	107	4	335	29
Total revenues	838	840	2,453	3,107

Cost of revenues:
Non-recurring engineering	23	-	64	9
Total cost of revenues	23	-	64	9

Total gross margin	815	840	2,389	3,098

Operating expenses:
Research and development	822	827	2,692	2,692
Sales and marketing	484	516	1,844	1,797
General and administrative	734	754	2,696	2,542

Total operating expenses	2,040	2,097	7,232	7,031
Operating loss	(1,225)	(1,257)	(4,843)	(3,933)

Other income (expense):
Interest income, net	171	218	490	541
Other income (expense)	-	12	(35)	12
Total other income, net	171	230	455	553

Loss before provision for income taxes	(1,054)	(1,027)	(4,388)	(3,380)

Provision for income taxes	(11)	35	10	95
Net loss from continuing operations	(1,043)	(1,062)	(4,398)	(3,475)
Net loss from discontinued operations	(44)	(204)	(468)	(723)
Net loss	$(1,087)	$(1,266)	$(4,866)	$(4,198)

Loss per common share:
Basic and diluted loss per share from continuing operations	$(0.07)	$(0.07)	$(0.28)	$(0.22)
Basic and diluted loss per share from discontinued operations	-	(0.01)	(0.03)	(0.05)
Basic and diluted loss per share	$(0.07)	$(0.08)	$(0.31)	$(0.27)
Basic and diluted – weighted average number of common shares outstanding	15,980	15,359	15,568	15,310

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(1,087)	$(1,266)	$(4,866)	$(4,198)

Other comprehensive loss:
Foreign currency translation adjustments	(30)	(48)	(96)	(154)
Other comprehensive loss	$(1,117)	$(1,314)	$(4,962)	$(4,352)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

For the three and six months ended June 30, 2024 and 2023

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balances, December 31, 2023	15,359	$15	$235,158	$(396)	$(217,614)	$17,163
Stock-based compensation	-	-	2	-	-	2
Foreign currency translation adjustment	-	-	-	(34)	-	(34)
Net loss	-	-	-	-	(2,084)	(2,084)
Balances, March 31, 2024	15,359	$15	$235,160	$(430)	$(219,698)	$15,047
Stock-based compensation	-	-	1	-	-	1
Foreign currency translation adjustment	-	-	-	(32)	-	(32)
Net loss	-	-	-	-	(1,695)	(1,695)
Balances, June 30, 2024	15,359	$15	$235,161	$(462)	$(221,393)	$13,321
Stock-based compensation	-	-	-	-	-	-
Issuance of shares for cash, net of offering costs	1,424	2	5,794	-	-	5,796
Foreign currency translation adjustment	-	-	-	(30)	-	(30)
Net loss	-	-	-	-	(1,087)	(1,087)
Balances, September 30, 2024	16,783	$17	$240,955	$(492)	$(222,480)	$18,000

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balances, December 31, 2022	14,456	$14	$227,235	$(340)	$(207,491)	$19,418
Stock-based compensation	-	-	18	-	-	18
Issuance of shares for cash, net of offering costs	903	1	7,865	-	-	7,866
Foreign currency translation adjustment	-	-	-	35	-	35
Net loss	-	-	-	-	(1,425)	(1,425)
Balances, March 31, 2023	15,359	$15	$235,118	$(305)	$(208,916)	$25,912
Stock-based compensation	-	-	17	-	-	17
Foreign currency translation adjustment	-	-	-	(141)	-	(141)
Net loss	-	-	-	-	(1,507)	(1,507)
Balances, June 30, 2023	15,359	$15	$235,135	$(446)	$(210,423)	$24,281
Stock-based compensation	-	-	13	-	-	13
Foreign currency translation adjustment	-	-	-	(48)	-	(48)
Net loss	-	-	-	-	(1,266)	(1,266)
Balances, September 30, 2023	15,359	$15	$235,148	$(494)	$(211,689)	$22,980

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,866)	$(4,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3	48
Loss on disposal of assets	18	-
Depreciation and amortization	49	55
Amortization of operating lease right-of-use assets	52	49
Inventory impairment loss	287	-
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues, net	(105)	512
Inventory	132	(689)
Prepaid expenses and other current assets	153	(76)
Accounts payable, accrued payroll and employee benefits, and accrued expenses	(115)	256
Contract liabilities	15	(8)
Operating lease obligations	(52)	(49)
Net cash used in operating activities	(4,429)	(4,100)

Cash flows from investing activities:
Purchase of property and equipment	(37)	(58)
Proceeds from sale of property and equipment	190	-
Net cash (used in) provided by investing activities	153	(58)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	5,796	7,866
Principal payments on finance lease obligations	(15)	(77)
Net cash provided by financing activities	5,781	7,789

Effect of exchange rate changes on cash and cash equivalents	(61)	24

Net change in cash and cash equivalents	1,444	3,655
Cash and cash equivalents at beginning of period	16,155	14,816
Cash and cash equivalents at end of period	$17,599	$18,471

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10	$95
Cash paid for interest	$1	$8